UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Eclipse Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36511	46-4812998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania		16803
(Address of principal executive offices)		(Zip Code)

(814) 308-9754

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Eclipse Resources Corporation (the “Company”) held on May 18, 2016, Robert L. Zorich, Joseph C. Winkler, III and Christopher K. Hulburt were re-elected to the Company’s Board of Directors, the Company’s stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, and no other business was properly brought before the Annual Meeting. The matters voted upon at the Annual Meeting are described in detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 18, 2016. The voting results of the Annual Meeting are set forth below.

Item One – Election of Directors – The Company’s stockholders elected Robert L. Zorich, Joseph C. Winkler, III and Christopher K. Hulburt to each serve as a director of the Company for three-year terms expiring at the Company’s 2019 annual meeting of stockholders. The voting results for each of these individuals were as follows:

Director	Votes “FOR”	Votes “WITHELD”	Broker Non-Votes
Robert L. Zorich	196,347,061	5,675,754	10,704,339
Joseph C. Winkler, III	201,598,316	424,499	10,704,339
Christopher K. Hulburt	195,334,471	6,688,344	10,704,339

Item Two – Ratification of the Selection of Independent Registered Public Accounting Firm – The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were 212,309,453 shares “FOR,” 354,342 shares “AGAINST,” and 63,359 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Executive Vice President, Secretary and General Counsel

Date: May 19, 2016